UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

North Dakota (State of incorporation or organization) 1101 First Avenue North Fargo, North Dakota (Address of principal executive offices)	81-2683619 (IRS Employer Identification No.) 58102 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-214057

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-214057), which information is hereby incorporated herein by reference.  The description of the Registrant’s common stock included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference

Item 2. Exhibits

No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NI Holdings, Inc.

Dated: December 22, 2016	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer